Exhibit 24(i)

POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint the General Electric Company Corporate Counsel, Associate Corporate Counsel and Associate Securities Counsel, and each of them acting individually, his true and lawful attorneys-in-fact and agents, each with power to act without the other and full power of substitution and resubstitution, to execute, sign, deliver and file, for and on his behalf, and in his name, place and stead, in any and all capacities, a Registration Statement on Form S-8 (or other appropriate form) for filing with the Securities and Exchange commission under the Securities Act of 1933, as amended, and any other documents in support thereof, in substitution thereof or supplemental or amendatory thereto, with respect to the registration of shares of IGE Engines Holdings Limited Share Incentive Plan (the "Plan"), hereby granting to such attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever as such attorney-in-fact or attorneys-in-fact may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally or in any and all capacities, hereby ratifying and confirming all acts and things which such attorney-in-fact or attorneys-in-fact or their agents may do or cause to be done by virtue of this power of attorney.

            IN WITNESS WHEREOF, the undersigned has executed this power of attorney on behalf of the Plan as of the 24th of June 2002

IGE Engines Holdings Limited Share Incentive Plan

By: /s/ Jon Crowther
Name: Jon Crowther
Title: Director